FORM OF SPECIAL PERFORMANCE-BASED
RESTRICTED SHARE UNIT AGREEMENT
FOR THE CARNIVAL PLC 2014 EMPLOYEE SHARE PLAN

THIS DEED, constituting the SPECIAL PERFORMANCE-BASED RESTRICTED SHARE UNIT AGREEMENT (this “Agreement”), shall apply to any grant of performance-based Restricted Share Units made to employees of Carnival plc, a corporation organized under the laws of England and Wales (the “Company”), or employees of an Affiliate, on August 28, 2020 (the “Date of Grant”) under the Carnival plc 2014 Employee Share Plan (the “Plan”).

WHEREAS, the Company has adopted the Plan, pursuant to which restricted stock units may be granted in respect of Shares; and
WHEREAS, the Company desires to grant to Participant restricted stock units pursuant to the terms of this Agreement and the Plan; and
WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has determined that it is in the best interests of the Company and its shareholders to grant the performance-based restricted share units provided for herein to the Participant subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
1.    Grant of Restricted Share Units.
(a)    Grant. The Company hereby grants to select individuals (each a “Participant”) as of the Date of Grant, a target number of special performance-based restricted stock units (the “Special PBS RSUs”) as listed in the Participant’s EquatePlus portfolio (the “Target Amount”), on the terms and conditions set forth in this Agreement and the Plan. Each Special PBS RSU represents the right to receive payment in respect of one Share as of the Settlement Date (as defined below), to the extent the Participant is vested in such Special PBS RSUs as of the Settlement Date, subject to the terms of this Agreement and the Plan. The Special PBS RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 3 hereof (the “Restrictions”). The Restrictions shall lapse and the Special PBS RSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 3 hereof.
(b)    Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Participant and his legal representative in respect of any questions arising under the Plan or this Agreement. In the event there is any inconsistency between the provisions of the Plan and this Agreement, the provisions of the Plan shall govern.
(c)    Acceptance of Agreement. Unless the Participant notifies the Company's Global Human Resources Department in writing to ownership@carnival.com within 10 days after delivery of this

Agreement that the Participant does not wish to accept this Agreement, the Participant will be deemed to have accepted this Agreement and will be bound by the terms of this Agreement and the Plan.
2.    Terms and Conditions of Vesting and Settlement.

(a)    Performance and Service Conditions to Vesting.
(i)    A specified percentage of the Special PBS RSUs shall vest if both (A) the Participant remains in continuous employment or continuous service with the Company or an Affiliate through the Settlement Date (defined in Section 2(b) below), and (B) the Company achieves the Performance Goals set forth on Exhibit A at a level equal to or above the threshold level of performance, also set forth on Exhibit A (the “Performance Goals”). Unless provided otherwise by the Committee, the Participant shall be deemed to not be in continuous employment or continuous service if the Participant's status changes from employee to non-employee, or vice-versa. The actual number of Special PBS RSUs that may vest ranges from zero to 150% of the Target Amount, based on the extent to which the Performance Goals are achieved, in accordance with the methodology set out on Exhibit A, subject to a maximum payout cap of 150%.In no event shall any Special PBS RSUs vest unless and until (i) at least the threshold Performance Goal is achieved, (ii) the Committee certifies that the Performance Goals have been met and determines the level of attainment of the Performance Goals (the “Certification”), and (iii) the Participant has remained in the continuous employment or continuous service of the Company or an Affiliate through the Settlement Date. If the foregoing vesting requirements are not met, no Special PBS RSUs shall vest and this grant of Special PBS RSUs shall be cancelled in its entirety.
(ii)    At any time following the Date of Grant, the Committee shall make adjustments or modifications to the Performance Goals and the calculation of the Performance Goals as it determines, in its sole discretion, are necessary in order to avoid dilution or enlargement of the intended benefits to be provided to the Participant under this Agreement, to reflect the following events: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (D) any reorganization and restructuring programs; (E) extraordinary nonrecurring items as described in Accounting Standards Codification Topic 225-20 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (F) acquisitions or divestitures; (G) foreign exchange gains and losses; (H) discontinued operations and nonrecurring charges; (I) a change in the Company’s fiscal year; and/or (J) any other specific, unusual or nonrecurring events.
(b)    Settlement. The obligation to make payments and distributions with respect to Special PBS RSUs shall be satisfied through the issuance of one Share for each vested Special PBS RSU, less applicable withholding taxes (the “settlement”), and the settlement of the Special PBS RSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. Earned Special PBS RSUs (as defined in Exhibit A) shall vest and be settled as soon as practicable after the end of the Performance Cycle (as defined in Exhibit A) and Certification (the “Settlement Date”), but in no event later than March 15 of the year following the calendar year in which Certification occurs, except as otherwise specified in Section 4(a). Notwithstanding the foregoing, the payment dates set forth in this Section 2(b) have been specified for the purpose of complying with the provisions of Section 409A of the Code (“Section 409A”). To the extent payments are made during the periods permitted under Section 409A (including any applicable periods before or after the specified payment dates set forth in this Section 2(b)), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.
(c)    Voting Rights. The Participant shall have no voting rights with respect to the Special PBS RSUs.

3.    Termination of Employment or Service with the Company.
(a)    Termination. If the Participant’s employment or service with the Company or an Affiliate terminates for any reason (whether due to voluntary termination, Retirement, termination by the Company with or without Cause, or otherwise), then all outstanding Special PBS RSUs shall immediately terminate on the date of termination of employment or service.
(b)    Released Special PBS RSUs. Following Participant’s termination of employment or service with the Company or an Affiliate for any reason, the Participant (or the Participant's legal representative, if applicable) must provide for all Shares underlying released Special PBS RSUs (including those issued under this Agreement as well as Shares underlying released Special PBS RSUs issued under any other similar agreement, whether on account of termination or previously released in connection with the vesting terms of such similar agreement) to be liquidated or transferred to a third party broker no later than six months following the later of (i) the Participant's date of termination or (ii) the latest Settlement Date or other applicable vesting or settlement date (whether under this Agreement or a similar agreement) occurring following the Participant's termination. If the Participant (or the Participant's legal representative, as applicable) fails to liquidate or transfer the Shares prior to the end of the applicable six month period, the Company is hereby authorized and directed by the Participant either, in the Company's discretion: (i) to sell any such remaining Shares on the Participant's (or the Participant's beneficiary's) behalf on the first trading date following the end of such period on which the Company is not prohibited from selling such Shares; or (ii) to transfer such Shares to the Company's stock transfer agent for registration in the Participant's (or the Participant's beneficiary's) name. The Company will not be responsible for any gain or loss or taxes incurred with respect to the Shares underlying the released Special PBS RSUs in connection with such liquidation or transfer.
4.    Share Ownership. The Participant shall not be deemed for any purpose to be the owner of any Shares subject to the Special PBS RSUs and shall not have any rights of a shareholder with respect to the Special PBS RSUs, including, but not limited to, voting or dividend rights, until delivery of the applicable Shares underlying the Special PBS RSUs on the Settlement Date. The Company shall not be required to set aside any fund for the payment of the Special PBS RSUs.
5.    Miscellaneous.
(a)    Compliance with Legal Requirements. The granting and settlement of the Special PBS RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. If the settlement of the Special PBS RSUs would be prohibited by law or the Company’s dealing rules, the settlement shall be delayed until the earliest date on which the settlement would not be so prohibited.
(b)    Transferability. Unless otherwise provided by the Committee in writing, the Special PBS RSUs shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company; provided, that, the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(c)    Tax Withholding. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Participant's employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant's participation in the Plan and legally applicable to the Participant (Tax-Related Items), is and remains the Participant's responsibility and may exceed the amount actually withheld by the

Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Special PBS RSUs, including, but not limited to, the grant, vesting or settlement of the Special PBS RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Special PBS RSUs to reduce or eliminate the Participant's liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company or its agent to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant's wages or other cash compensation paid to the Participant by the Company and/or the Employer; or (ii) withholding from proceeds of the sale of Shares acquired upon settlement of the Special PBS RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant's behalf pursuant to this authorization without further consent); or (iii) withholding in Shares to be issued upon settlement of the Special PBS RSUs.
Notwithstanding the foregoing, if the Participant is an officer subject to Section 16 of the Exchange Act, the Company will withhold in Shares only upon advance approval by the Committee or the Board.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Grant, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant's participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant's obligations in connection with the Tax-Related Items.
(d)    Nature of Grant. In accepting the grant, the Participant acknowledges, understands and agrees that:
(i)    the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(ii)    the grant of the Special PBS RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Special PBS RSUs, or benefits in lieu of Special PBS RSUs, even if Special PBS RSUs have been granted in the past;
(iii)    all decisions with respect to future awards or other grants, if any, will be at the sole discretion of the Company;

(iv)    the Award and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer, or any member of the Combined Group and its Affiliates and shall not interfere with the ability of the Company, the Employer or any member of the Combined Group and its Affiliates, as applicable, to terminate the Participant’s employment or service relationship (if any);
(v)    the Participant is voluntarily participating in the Plan;
(vi)    the Special PBS RSUs and the Shares subject to the Special PBS RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(vii)    the Special PBS RSUs and the Shares subject to the Special PBS RSUs, and the income from and value of same, are not part of normal or expected compensation for purposes of, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;
(viii)    the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(ix)    no claim or entitlement to compensation or damages shall arise from forfeiture of the Special PBS RSUs resulting from the termination of the Participant's employment or other service relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant's employment agreement, if any);
(x)    unless otherwise agreed with the Company, the Special PBS RSUs and the Shares, and the income from and value of same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of the Company or any member of the Combined Group and its Affiliates;
(xi)    unless otherwise provided in the Plan or by the Company in its discretion, the Special PBS RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the Special PBS RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;
(xii)    neither the Company, the Employer or any member of the Combined Group or its Affiliates shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the British Pound Sterling that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement;
(xiii)    the Participant has read and understood, and agrees to be bound by, the terms of your Award set out in this Agreement, including any special terms and conditions for the Participant’s country included in Appendix A;
(xiv)    the Participant has read and understood, and agrees to be bound by, the rules of the Plan that govern the Participant’s participation in the Plan; and
(xv)    the Participant has read and understood, and agrees to be bound by, the data privacy, non-competition, non-disclosure, clawback and forfeiture terms of the Plan and this Agreement.

(e)    No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant's participation in the Plan, or the Participant's acquisition or sale of the underlying Shares. The Participant should consult with the Participant's own personal tax, legal and financial advisors regarding the Participant's participation in the Plan before taking any action related to the Plan.
(f)    Clawback/Forfeiture.
(i)    Notwithstanding anything to the contrary contained herein, in the event of a material restatement of the Company's issued financial statements, the Committee shall review the facts and circumstances underlying the restatement (including, without limitation any potential wrongdoing by the Participant and whether the restatement was the result of negligence or intentional or gross misconduct) and may in its sole discretion direct the Company to (A) cancel all outstanding Special PBS RSUs and/or (B) recover all or a portion of any income or gain realized on the settlement of the Special PBS RSUs or the subsequent sale of Shares acquired upon settlement of the Special PBS RSUs with respect to any fiscal year in which the Company's financial results are negatively impacted by such restatement. If the Committee directs the Company to recover any such amount from the Participant, then the Participant agrees to and shall be required to repay any such amount to the Company within 30 days after the Company demands repayment. In addition, if the Company is required by law to include an additional “clawback” or “forfeiture” provision to outstanding grants, under the Dodd-Frank Wall Street Reform and Consumer Protection Act or otherwise, then such clawback or forfeiture provision shall also apply to this Agreement as if it had been included on the Date of Grant and the Company shall promptly notify the Participant of such additional provision. In addition, if a Participant has engaged or is engaged in Detrimental Activity after the Participant's employment or service with the Company or its subsidiaries has ceased, then the Participant, within 30 days after written demand by the Company, shall return any income or gain realized on the settlement of the Special PBS RSUs or the subsequent sale of Shares acquired upon settlement of the Special PBS RSUs.
(ii)    For purposes of this Agreement, “Detrimental Activity” means any of the following: (i) unauthorized disclosure of any confidential or proprietary information of the Combined Group, (ii) any activity that would be grounds to terminate the Participant's employment or service with the Combined Group for Cause, (iii) whether in writing or orally, maligning, denigrating or disparaging the Combined Group or their respective predecessors and successors, or any of the current or former directors, officers, employees, shareholders, partners, members, agents or representatives of any of the foregoing, with respect to any of their respective past or present activities, or otherwise publishing (whether in writing or orally) statements that tend to portray any of the aforementioned persons or entities in an unfavorable light, or (iv) the breach of any noncompetition, nonsolicitation or other agreement containing restrictive covenants, with the Combined Group. For purposes of the preceding sentence the phrase “the Combined Group” shall mean “any member of the Combined Group or any Affiliate”. Notwithstanding the foregoing, nothing in this Agreement prohibits the Participant from voluntarily communicating, without notice to or approval by the Company, with any federal or state government agency about a potential violation of a federal or state law or regulation or to participate in investigations, testify in proceedings regarding the Company's or an Affiliate’s past or future conduct, or engage in any activities protected under whistle blower statutes. Further, pursuant to the Defend Trade Secrets Act of 2016, the Participant shall not be held criminally, or civilly, liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence either directly or indirectly to a federal, state, or local government official, or an attorney, for the sole purpose of reporting, or investigating, a violation of law. Moreover, the Participant may disclose trade secrets in a complaint, or other document, filed in a lawsuit, or other proceeding, if such filing is made under seal. Finally, if the Participant files a lawsuit alleging retaliation by the Company or an Affiliate for reporting a suspected violation of the law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.
(g)    Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
(h)    Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.
(i)    Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
(j)    No Rights to Continued Employment. Nothing in the Plan or in this Agreement shall be construed as giving the Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge the Participant at any time for any reason whatsoever. The rights and obligations of the Participant under the terms and conditions of the Participant's office or employment shall not be affected by this Agreement. The Participant waives all and any rights to compensation and damages in consequence of the termination of the Participant's office or employment with any member of the Combined Group or any of its Affiliates for any reason whatsoever (whether lawfully or unlawfully) insofar as those rights arise, or may arise, from the Participant's ceasing to have rights under or the Participant's entitlement to the Special PBS RSUs under this Agreement as a result of such termination or from the loss or diminution in value of such rights or entitlements. In the event of conflict between the terms of this Section 5(j) and the Participant's terms of employment, this Section will take precedence.
(k)    Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, legal representatives, executors, administrators, heirs and successors of the Participant.
(l)    Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto, except for any changes permitted without consent of the Participant in accordance with the Plan.
(m)    Governing Law; JURY TRIAL WAIVER. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(n)    Data Protection. The Employer, the Company and any Affiliate may collect, use, process, transfer or disclose the Participant’s Personal Information for the purpose of implementing, administering and managing the Participant's participation in the Plan, in accordance with the Carnival Corporation & plc Equity Plans Participant Privacy Notice the Participant previously received. (The Participant should contact ownership@carnival.com if he or she would like to receive another copy of this notice.) For example, the Participant’s Personal Information may be directly or indirectly transferred to Equatex AG or any other third party stock plan service provider as may be selected by the Company, and any other third parties assisting the Company with the implementation, administration and management of the Plan.
(o)    Insider Trading/Market Abuse Laws. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the United Kingdom, and the Participant’s country, which may affect the Participant’s ability to directly or indirectly, for his- or her- self or a third party, acquire or sell, or attempt to sell, Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws and regulations in the applicable jurisdiction, including the United States, the United Kingdom, and the Participant’s country), or may affect the trade in Shares or the trade in rights to Shares under the Plan. Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Local insider trading laws and regulations may be the same or different from any Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to be informed of and compliant with such regulations, and the Participant should speak to the Participant’s personal advisor on this matter.
(p)    Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.
(q)    Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
(r)    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
(s)    Country Specific Wording. The Award shall be subject to the additional terms and conditions set forth in Appendix A for the Participant’s country, if any. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Agreement.
6.    Change in Control. In the event of a Change in Control after the end of the Performance Cycle but prior to the vesting or settlement of the Special PBS RSUs, the level of attainment of the Performance Goals and the number of Earned Special PBS RSUs (if any) will be determined and certified by the Committee in the manner set forth on Exhibit A. If a Change in Control occurs prior to the end of the Performance Cycle, the Performance Cycle will end on the Accelerated End Date set forth on Exhibit A and the level of attainment of the Performance Goals and the number of Earned Special PBS RSUs (if any) will be determined and certified by the Committee in the manner set forth on Exhibit A. Any such Earned Special PBS RSUs will vest and be settled in accordance with Section 2(b) of this Agreement.
7.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant's participation in the Plan, on the Special PBS RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

EXECUTED AND DELIVERED AS A DEED BY CARNIVAL PLC        )
ACTING BY A DIRECTOR AND A DIRECTOR OR THE SECRETARY    )

____________________________    ________________________________

Exhibit A
Performance Goal Vesting Matrix

[PERFOMANCE CRITERIA]

APPENDIX A
Country Specific Information

TERMS AND CONDITIONS
This Appendix A includes additional terms and conditions that govern the Award granted to you if you reside in one of the countries listed herein. This Appendix A forms part of the Agreement. These terms and conditions are in addition to, or if so indicated, in place of, the terms and conditions in the Agreement.
If you are a citizen or resident of a country other than the one in which you are currently working, are considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Grant Date, the Company shall, in its sole discretion, determine to what extent the additional terms and conditions included herein will apply to you under these circumstances. You are strongly encouraged to inform the Company and to speak with your personal tax advisor regarding the tax treatment of your Award.
If you are a United States taxpayer (regardless of where you are employed) you are strongly encouraged to inform the Company of your United States taxpayer status and to speak with your tax advisors regarding tax treatment of your Award.
If you are a citizen or resident of a country within the EU, the additional terms and conditions for EU counties below will also govern the Award granted to you.
Brexit (the departure of the UK from the EU). Although the UK left the EU on 31 January 2020, EU laws remain in place in the UK during the transition period, which is due to end on 31 December 2020. If you are a citizen or resident of the UK or any other country that may be affected by Brexit, you should be aware that the law that applies to your Award may change after 31 December 2020. It is recommended that you take independent advice if you think that this may apply to you.
NO PUBLIC OFFER
Your Awards are being offered to you in your capacity as an employee of the Company.
This is a private placement directed at certain officers and key employees of your employer selected by your employer in its sole discretion. The offering is not intended for the general public and may not be used for any public offer which requires a prospectus.
If you have access to the Plan documents and you are not a participant, please disregard the Plan documents, as you are not an intended recipient. In this event, access to the Plan documents cannot be construed as an offer addressed to you.
NOTIFICATIONS
This Appendix A also includes information regarding exchange controls, securities laws and certain other issues of which you should be aware with respect to your participation in the Plan. The information is based on the exchange control, securities laws and other laws in effect in the respective countries as of December 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time you vest in the Award or when you sell the Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.
Finally, if you are a citizen or resident of a country other than the one in which you are currently working, are considered a resident of another country for local law purposes or transfer employment and/or residency between countries after the Grant Date, the information contained herein may not be applicable in the same manner to you.
Capitalized terms not explicitly defined in this Appendix A but defined in the Agreement or Plan shall have the same definitions as in the Plan and/or the Agreement.
ARGENTINA
TERMS AND CONDITIONS
Nature of Grant. This provision supplements the “Nature of Grant” section of the Agreement:
In accepting the grant of the Award, you acknowledge and agree that the grant of the Award is made by the Company (not the employer) in its sole discretion and that the value of any Awards or Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, or (ii) any termination or severance indemnities.
If, notwithstanding the foregoing, any benefits under the Plan are considered for purposes of calculating any termination or severance indemnities, you acknowledge and agree that such benefits shall not accrue more frequently than on an annual basis.
NOTIFICATIONS
Securities Law Information. Neither your Award nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores, CNV). The offer is private and not subject to the supervision of any Argentine governmental authority. Neither this nor any other offering material related to the Special TBS RSUs, nor the underlying Shares, may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Special TBS RSUs under the Plan do so according to the terms of a private offering made from outside Argentina.
Exchange Control Information. Exchange control regulations in Argentina are subject to frequent change. You are solely responsible for complying with any applicable exchange control restrictions, approvals, and reporting requirements in connection with the Special TBS RSUs. You should consult with your personal legal advisor to ensure compliance with the applicable requirements.
Foreign Asset/Account Reporting Information. If you are an Argentine tax resident, you must report any Shares acquired under the Plan and held by you on December 31 of each year on your annual tax return for that year.

AUSTRALIA
NOTIFICATIONS
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act of 1997 (Cth) (the Act) applies (subject to the conditions of the Act).
You are required to disclose in your tax return whether (or not) you hold an interest in assets outside Australia with a total value of at least AUD50,000. This value must take account of both vested and unvested rights under the Plan.
Australia Offer Document. The offer of the Special TBS RSUs is intended to comply with the provisions of the Corporations Act 2001, Australian Securities and Investments Commission (ASIC) Regulatory Guide 49 and ASIC Class Order 14/1000. Additional details are set forth in the Offer Document for the Offer of Special TBS RSUs to Australian Resident Employees.
Any advice given by the Company, or any of its associated bodies corporate, in connection with Awards made pursuant to the Plan does not take into account your objectives, financial situation or needs. You should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission to give such advice.
As the Shares are listed on the London Stock Exchange, the market price of ordinary shares in the Company can be ascertained by visiting the website of the London Stock Exchange and the Australian dollar equivalent of that price by applying the prevailing GBP/AUD exchange rate published by the Reserve Bank of Australia, which is accessible at the following link: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
Please also note that your Awards are subject to the Plan and the terms of your Award, which may provide, among other things, that vesting of your Award is conditional on the satisfaction of one or more conditions linked to performance.
A trustee (or nominee) may be used to satisfy Awards in connection with the Plan. A summary or copy of the trust deed may be provided on request.
Data Protection. If you participate in the Plan:
You consent to your employer, any of its related bodies corporate or any third-party, collecting the personal information (including sensitive information) necessary to administer the plan and disclosing any personal information necessary to administer the Plan to the Company, any of its related bodies corporate or any third-party engaged to assist in implementing the Plan, who may be situated in or outside Australia including in jurisdictions that may not afford your information the same level of protection as under Australian laws do; and your employer will not be required to take steps to ensure that the Company, any of its related bodies corporate or any third-party engaged to assist in implementing the Plan do not breach the Australian Privacy Principles.
You acknowledge that neither the Company (nor any other company within the group) will be required to take steps to ensure that any of its related bodies corporate or any third-party engaged to whom your personal information is disclosed do not breach data privacy principles.

BRAZIL
TERMS AND CONDITIONS
Compliance with Law. By accepting the Award, you agree to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the settlement of the Award or the subsequent sale of the Shares acquired under the Plan.
Nature of Grant. This provision supplements the “Nature of Grant” section of the Agreement:
By accepting the Award, you agree that you are making an investment decision, the Shares will be issued to you only if the vesting conditions are met and any necessary services are rendered by you over the vesting period, and the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to you.
NOTIFICATIONS
Exchange Control Information. If you are resident or domiciled in Brazil, you will be required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000. Assets and rights that must be reported include Shares acquired under the Plan.
Tax on Financial Transaction (IOF). Cross-border financial transactions relating to the Award may be subject to the IOF (tax on financial transactions). You are solely responsible for complying with any applicable IOF arising from your participation in the Plan. You should consult with your personal tax advisor for additional details.
Securities Laws. The Awards and the Shares granted under the Plan have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários) (the CVM). Therefore, the Awards will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulations.
If you are employed and/or resident in Brazil, then by accepting your Award you agree and acknowledge that (i) neither your employer nor any person or entity acting on behalf of your employer has provided you with financial advice with respect to your award or the Shares acquired upon settlement of your Award; and (ii) your employer does not guarantee a specified level of return on your Award or the Shares.
CANADA
TERMS AND CONDITIONS
Form of Settlement. Notwithstanding any discretion contained in rule 9(g) of the Plan, the Award is payable in Shares only.
NOTIFICATIONS
Securities Law Information. You are permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided the sale of the Shares takes place outside Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the London Stock Exchange).

In addition to any restrictions on resale and transfer noted in the plan documents, Shares acquired pursuant to the Plan will be subject to certain restrictions on resale imposed by Canadian provincial securities laws (in general, participants in the offering who are resident in Canada may not resell their Shares to Canadian purchasers). Accordingly, prospective participants are encouraged to seek legal advice prior to any resale of such shares.
By accepting this Award, you represent and warrant to the Company that your participation in the Plan is voluntary and that you have not been induced to participate by expectation of engagement, appointment, employment, continued engagement, continued appointment or continued employment, as applicable.
Foreign Asset/Account Reporting Information. You are required to report any specified foreign property (including Special TBS RSUs and Shares) on form T1135 (Foreign Income Verification Statement) if the total cost of the specified foreign property exceeds C$100,000 at any time in the year. The form must be filed by April 30 of the following year. Special TBS RSUs must be reported – generally at a nil cost – if the C$100,000 cost threshold is exceeded because of other specified foreign property you hold. When Shares are acquired, their cost generally is the adjusted cost base (ACB) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if you own other shares, this ACB may have to be averaged with the ACB of the other shares. It is your responsibility to comply with applicable reporting obligations. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.
CHILE
Foreign Asset Reporting. If you are domiciled or resident in Chile, the acquisition of shares abroad for an amount higher than USD10,000 must be reported to the Central Bank of Chile (Banco Central de Chile) (Central Bank) in accordance with Chapter XII of the Compendium of Foreign Exchange Regulations (CNC) of the Central Bank. You must report the acquisition to the Central Bank as an investment carried out abroad through the disposal of funds held abroad, by filing a cover letter and Annex 1 of Chapter XII of the Manual of Procedures and Information Forms of the CNC. The filing must be made within the first ten days of the month following the month in which the shares were acquired. It is your responsibility to comply with applicable reporting obligations. You should consult with your personal legal advisor to ensure compliance with applicable reporting obligations.
CHINA
TERMS AND CONDITIONS

The following terms and conditions will be applicable to you to the extent that the Company, in its sole discretion, determines that your participation in the Plan will be subject to exchange control restrictions in the People’s Republic of China (PRC), as implemented by the PRC State Administration of Foreign Exchange (SAFE):

Vesting. This provision supplements the “Restricted Period” section of the Agreement:

Notwithstanding anything to the contrary in the Agreement, the Award will not vest and no Shares will be issued to you unless and until all necessary exchange control or other approvals with respect to the Award under the Plan are obtained from SAFE or its local counterpart (SAFE Approval), as determined by the Company in its sole discretion. In the event that SAFE Approval has not been obtained, or the Company is unable to maintain its SAFE Approval, prior to any date(s) on which the Award is scheduled to vest in accordance with the Vesting Schedule set forth in Appendix A to the Agreement, the Award will not vest until the seventh day of the month following the month in which SAFE Approval is obtained or reinstated (the Actual Vesting Date). If your Employment terminates prior to the Actual Vesting Date, you shall not be entitled to vest in any portion of the Award and the Award shall be forfeited without any liability to the Company, the Employer or any member of the Combined Group and its Affiliates.

If or to the extent the Company is unable to obtain or maintain SAFE Approval, no Shares subject to the Special TBS RSUs for which SAFE Approval has not been obtained or maintained shall be issued. In this case, the Company retains the discretion to settle any Special TBS RSUs in cash paid through local payroll in an amount equal to the market value of the Shares subject to the Special TBS RSUs less any Tax-Related Items; provided, however, that in case the Company is able to obtain or reinstate its SAFE Approval with respect to any Special TBS RSUs, the cash payment for Special TBS RSUs not covered by the SAFE Approval shall not be made until the SAFE Approval has been obtained or reinstated.

Settlement of Special TBS RSUs and Sale of Shares. This provision supplements the “Release of Award” section of the Agreement:

Notwithstanding anything to the contrary in the Plan or the Agreement, to facilitate compliance with PRC exchange control restrictions you agree that any Shares acquired at settlement of the Award may be immediately sold at settlement or, at the Company’s discretion, at a later time (including when you terminate your employment for any reason). If, however, the sale of the Shares is not permissible under the Company’s insider trading policy, the Company retains the discretion to postpone the issuance of the Shares subject to the vested Award until such time that the sale is again permissible and to then immediately sell the Shares subject to the Award. You further agree that the Company is authorized to instruct its designated broker to assist with the mandatory sale of the Shares (on your behalf pursuant to this authorization), and you expressly authorize such broker to complete the sale of the Shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the cash proceeds from the sale, less any brokerage fees or commissions, to you in accordance with applicable exchange control laws and regulations and provided any liability for Tax-Related Items has been satisfied. Due to fluctuations in the share price and/or the United States Dollar exchange rate between the settlement date and (if later) the date on which the Shares are sold, the sale proceeds may be more or less than the market value of the Shares on the settlement date (which is the amount relevant to determining your tax liability). You understand and agree that the Company is not responsible for the amount of any loss you may incur and that the Company assumes no liability for any fluctuation in the share price and/or United States Dollar exchange rate.

You further agree that any Shares to be issued to you shall be deposited directly into an account with the Company’s designated broker. The deposited Shares shall not be transferable (either electronically or in certificate form) from the brokerage account. This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms. The limitation shall apply to all Shares issued to you under the Plan, whether or not you continue to be employed by the Company, the Combined Group or one of its Affiliates.

Exchange Control Restrictions. By accepting the Award, you understand and agree that you will be required to immediately repatriate to China the proceeds from the sale of any Shares acquired under the Plan or from any cash dividends paid or such Shares. You further understand that such repatriation of the proceeds may need to be effected through a special exchange control account established by the Company or any Affiliate, and you hereby consent and agree that the proceeds may be transferred to such account by the Company (or its designated broker) on your behalf prior to being delivered to you. You also acknowledge and understand that there may be a delay between the date the Shares are sold and the date the cash proceeds are distributed to you. You further agree to sign any agreements, forms and/or consents that may be reasonably requested by the Company (or the Company’s designated broker) to effectuate such transfers.

The proceeds may be paid to you in United States Dollars or local currency, at the Company’s discretion. If the proceeds are paid to you in United States Dollars, you understand that you will be required to set up a United States Dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are paid to you in local currency, (i) you acknowledge that the Company is under no obligation to secure any particular exchange conversion rate and that the Company may face delays in converting the proceeds to local currency due to exchange control restrictions, and (ii) you agree to bear any currency fluctuation risk between the time the Shares are sold or dividends are paid and the time the proceeds are converted to local currency and distributed to you. You agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.
EU COUNTRIES
This offer is being made to selected employees as part of an employee incentive programme in order to provide an additional incentive and to encourage employee share ownership and to increase your interest in the success of the Company. The company offering these rights is the Company. The shares which are the subject of these rights are new/existing ordinary shares in the Company. More information in relation to the Company, including the Share price, can be found at the following web address: www.carnivalcorp.com or www.carnivalplc.com.

The obligation to publish a prospectus does not apply because of Article 1(4)(i) of the EU Prospectus Regulation. The total maximum number of Shares which are the subject of this offer in EU countries is 97,050.

GERMANY
NOTIFICATIONS
Exchange Control Information. Cross-border payments in excess of €12,500 (including transactions made in connection with the sale of securities) must be reported monthly to the German Federal Bank (Bundesbank). If you make or receive a payment in excess of this amount, you must report the payment to Bundesbank electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website (www.bundesbank.de).
Foreign Asset/Account Reporting Information. If your acquisition of Shares under the Plan leads to a so-called qualified participation at any point during the calendar year, you will need to report the acquisition when you file your tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds EUR 150,000 or (ii) in the unlikely event you hold Shares exceeding 10% of the ordinary shares in the capital of the Company.
HONG KONG
TERMS AND CONDITIONS
Sale Restriction. Shares received at vesting are accepted as a personal investment. In the event that the Award vests and Shares are issued to you (or your legal representatives) within six months of the Grant Date, you (or your legal representatives) agree that the Shares will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Grant Date.
NOTIFICATIONS

Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of the Agreement, including this Appendix A, or the Plan, you should obtain independent professional advice. Neither the grant of the Award nor the issuance of Shares upon settlement of the Award constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and members of the Combined Group and its Affiliates. The Agreement, the Plan and other incidental communication materials distributed in connection with the Award have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong and are intended only for the personal use of each eligible employee of the Company or members of the Combined Group and its Affiliates and may not be distributed to any other person.
No Awards granted under the Plan may be transferred or assigned, except as expressly permitted by the Company in writing.
Nature of Scheme. The Plan is not intended to be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.
ITALY
TERMS AND CONDITIONS
Plan Document Acknowledgment. In accepting the Award, you acknowledge that you have received a copy of the Plan and the Agreement, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.
You acknowledge that you have read and specifically and expressly approve the following sections of the Agreement: Restricted Period; Taxation; Nature of Grant; Governing Law; and Language.
NOTIFICATIONS
Foreign Asset/Account Reporting Information. If you are an Italian resident and hold investments or financial assets outside Italy (e.g., cash, Special TBS RSUs, Shares) during any fiscal year which may generate income taxable in Italy (or if you are the beneficial owner of such an investment or asset even if you do not directly hold the investment or asset), you are required to report such investments or assets on your annual tax return for such fiscal year (on UNICO Form, RW Schedule, or on a special form if you are not required to file a tax return).

JAPAN
NOTIFICATIONS
Foreign Asset/Account Reporting Information. You are required to report details of any assets held outside Japan as of December 31 (including Shares acquired under the Plan), to the extent such assets have a total net fair market value exceeding ¥50 million. Such report will be due by March 15 each year. You should consult with your personal tax advisor to determine if the reporting obligation applies to you and whether you will be required to include details of your outstanding Special TBS RSUs, as well as Shares, in the report.
NETHERLANDS

SINGAPORE
TERMS AND CONDITIONS
Restrictions on Sale. You agree that, in the event that any portion of the Award vests prior to the six-month anniversary of the Grant Date, you will not sell any Shares acquired at vesting prior to the six-month anniversary of the Grant Date, unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (SFA).
NOTIFICATIONS
Chief Executive Officer and Director Notification Requirement. The Chief Executive Officer (“CEO”) and the directors, associate directors or shadow directors1 of a Singapore Subsidiary or Affiliate are subject to certain notification requirements under the Singapore Companies Act. Specifically, the CEO and directors must notify the Singapore Subsidiary or Affiliate in writing of an interest (e.g., Special TBS RSUs, Shares, etc.) in the Company or any related company within two business days of (i) its acquisition or disposal, (ii) any change in a previously-disclosed interest (e.g., upon vesting / settlement of the Award or when Shares acquired under the Plan are subsequently sold), or (iii) becoming the CEO or a director.
Securities Laws. You acknowledge that this Agreement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this Agreement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Shares may not be circulated or distributed, nor may the Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than pursuant to, and in accordance with the conditions of, an exemption under any provision (other than Section 280) of Subdivision (4) of Division 1 of Part XIII of the Securities and Futures Act, Chapter 289 of Singapore.
The Awards under the Plan are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notices SFA 04-N12 and FAA-N16).
UNITED KINGDOM
TERMS AND CONDITIONS
1 A shadow director is an individual who is not on the board of directors of the Singapore Subsidiary or Affiliate, but who has sufficient control so that the board of directors of the Singapore Subsidiary or Affiliate acts in accordance with the directions or instructions of the individual.

Taxation. This provision supplements the “Taxation” section of the Agreement:
Without limitation to the “Taxation” section of this Agreement, if you are a U.K. tax resident, you will be liable for all Tax-Related Items and hereby covenant to pay all such Tax-Related Items as and when requested by the Company or any Affiliate or by Her Majesty's Revenue and Customs (HMRC) (or any other tax authority or any other relevant authority). You also agree to indemnify and keep indemnified the Company and any Affiliate against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on your behalf to HMRC (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you may not be able to indemnify the Company for the amount of any income tax not collected from or paid by you, in case the indemnification could be considered a loan. In this case, the income tax not collected or paid may constitute a benefit to you on which additional income tax and National Insurance contributions may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer, as applicable, for the value of any employee National Insurance contributions due on this additional benefit, which the Company or the Employer may recover from you by any of the means referred to in this Agreement.
In addition, you agree that the Company and/or the Employer may calculate the income tax to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right you may have to recover any overpayment from HMRC or any applicable tax authority.
UNITED STATES
TERMS AND CONDITIONS
Taxation. This provision supplements the “Taxation” section of the Agreement:
Further, notwithstanding anything herein to the contrary, the Company may cause a portion of the Special TBS RSUs comprised in your Award to vest prior to the applicable date set forth in the “Restricted Period” section of this Agreement in order to satisfy any Tax-Related Items that arise prior to the date of settlement of the Special TBS RSUs; provided that to the extent necessary to avoid a prohibited distribution under Section 409A of the Code, the number of Special TBS RSUs so accelerated and settled shall be with respect to a number of Shares with a value that does not exceed the liability for such Tax-Related Items.
Securities Laws. The security evidenced hereby and any common stock issuable upon the conversion of the security evidenced hereby, have not been registered under the U.S. Securities Act of 1933, as amended (the Securities Act) or any securities laws of any state of the United States and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, any person except a person who is not a U.S. Person, is not acquiring this security for the account or benefit of a U.S. Person and is acquiring this security in an Offshore Transaction in compliance with Regulation S under the Securities Act. As used herein, the terms 'Offshore Transaction', 'United States' and 'U.S. Person', have the meanings given to them by Rule 902 of Regulation S under the Securities Act.